                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of CMP Media Inc. on Form S-8 of our report dated February 9, 1998, on our audits of the consolidated financial statements and financial statement schedule of CMP Media Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995 which report is included in the Company's Annual Report on Form 10-K.


                           /s/ PricewaterhouseCoopers
                          ----------------------------
                             PricewaterhouseCoopers

New York, New York
January 4, 1999